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                                                                 Exhibit (11)(c)

                                  CONSENT OF COUNSEL







          We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A (Securities Act File No. 33-4806, Investment Company Act File No. 811-4636) of The Galaxy Funds -- New York Municipal Bond Fund.






                              /s/Willkie Farr & Gallagher
                              ---------------------------
                              Willkie Farr & Gallagher



February 27, 1998
New York, New York